Rocky Mountain High Brands Announces Annual Shareholders Meeting

DALLAS, Oct. 11, 2016 (GLOBE NEWSWIRE) -- Rocky Mountain High Brands, Inc. (OTCQB: RMHB), a fully reporting consumer goods company specializing in brand development of health conscious, hemp-infused food and beverage products and high alkaline water, announced today that it has scheduled its annual Shareholder’s Meeting for Saturday, November 12, 2016 at Gilley’s Dallas at 1135 South Lamar from Noon to 3 PM in the Lone Star Room. Lunch will be served from Noon to 1 PM to the first 250 guests who register, followed by the meeting from 1 PM to 3 PM. Hillbilly Vegas, one of the two bands sponsored by the Company, will perform during lunch.

Michael Welch, President and Chief Executive Officer stated, “We postponed our annual meeting this year so that we could focus on the process of becoming a fully reporting SEC company and moving to the OTCQB. Now that we have achieved those goals, we look forward to meeting with our shareholders, introducing our officers and directors and presenting our vision for Rocky Mountain High beverages and Eagle Spirit Spring Water.”

The shareholder meeting will be informational in nature, and no proposals will be submitted to a shareholder vote.

Welch added, “We are pleased that Hillbilly Vegas will be joining us to share their unique style of Southern Rock. They recently customized their High Times for a Good Time song for Rocky Mountain High. We used the song in an ad for our hemp-infused beverages on our Rocky Mountain High Facebook page. The ad reached over 22,600 people in a few short weeks. To view the ad on YouTube, please follow this link: https://www.youtube.com/watch?v=nDL7rvKDYrA.”

For more information on Hillbilly Vegas, including a schedule of upcoming shows and a sampling of their music, please visit hillbillyvegasmusic.com.

Gilley’s Dallas, located just south of downtown Dallas, is the home of the Urban Cowboy legacy and memorabilia, namesake of Mickey Gilley and is a world-class entertainment venue. For more information, please visit gilleysdallas.com.

For shareholders who are traveling from out of town, we have arranged special rates with nearby hotels. Please contact Jenny Rodriguez at jenny@rockymountainhighbrands.com for details.

About Rocky Mountain High Brands:

ROCKY MOUNTAIN HIGH BRANDS, INC., is a consumer goods company specializing in brand development of health conscious, hemp-infused food and beverage products. The Company currently markets a lineup of four naturally flavored hemp-infused beverages (Citrus Energy, Black Tea, Mango Energy and Lemonade) and a low calorie Coconut Lime Energy drink. Rocky Mountain High Brands also offers hemp-infused 2oz. Mango Energy Shots and Mixed Berry Energy Shots, as well as a new Relaxation Brownie. The Company recently launched a naturally high alkaline spring water, Eagle Spirit Spring Water.

For interested investors, our stock symbol is RMHB.

For ordering information please visit: LiveRockyMountainHigh.com

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For corporate information please visit: RockyMountainHighBrands.com

For information on our high alkaline water visit: EagleSpiritWater.com

For Rocky Mountain High Distribution Contact:

Chuck Smith (972) 955-0964 chuck@rockymountainhighbrands.com

Visit us at our Facebook page: https://www.facebook.com/rockymountainhighbrands?fref=nf

Visit us on Twitter:

#GetYourHempOn

Visit us at Investors Hangout: http://investorshangout.com/Rocky-Mountain-High-Brands-Inc-RMHB-69150/

Investors Hangout is the only authorized Investors blog page for Rocky Mountain High Brands, Inc.

Safe Harbor Act: This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involves risks and uncertainties including, but not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment, or human resources, the effect of economic business conditions and the ability to attract and retain skilled personnel. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Jerry Grisaffi, Founder

jerry@rockymountainhighbrands.com

Investor Relations:

The Eversull Group, Inc.

Jack Eversull, President

972-571-1624

214-469-2361 fax

jack@theeversullgroup.com

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